Exhibit 99.1

CONTACT:	Tim Mammen	David Calusdian
	Chief Financial Officer	Executive Vice President
	IPG Photonics Corporation	Sharon Merrill Associates, Inc.
	(508) 373-1100	(617) 542-5300
IPG PHOTONICS REPORTS STRONG FIRST QUARTER 2007 FINANCIAL RESULTS
•	Company Grows Revenue 28%

•	Operating Income Increases 48%

•	Net Income Increases 113%
OXFORD, Mass. — May 8, 2007 — IPG Photonics Corporation (Nasdaq: IPGP), the global leader in high-performance fiber lasers for diverse applications, today reported financial results for the first quarter ended March 31, 2007.

	Three Months Ended
	March 31,
(Dollars in millions, except per share data)	2007	2006	% Change
Revenue	$41.8	$32.7	28%
Gross Margin	46.3%	38.1%
Operating Income	$11.1	$7.5	48%
Operating Margin	26.5%	22.9%
Net income	$6.6	$3.1	113%
Earnings per diluted share	$0.15	$0.07	114%
Revenue increased by 28% to $41.8 million for the first quarter of 2007 from $32.7 million for the first quarter of 2006 primarily driven by sales to materials processing applications, which increased by 53% to $33.2 million.
For the first quarter of 2007 as compared to the same period in 2006, operating income increased 48% to $11.1 million from $7.5 million, net income increased 113% to $6.6 million from $3.1 million, and earnings per diluted share increased 114% to $0.15 from $0.07. Operating expenses increased by $3.3 million to $8.3 million or 20% of revenue as a result of the growth in revenues and expenses associated with being a public company.
There were no adjustments to net income and earnings per share in the first quarter of 2007. For the first quarter of 2006, adjusted net income was $4.9 million and adjusted earnings per diluted share were $0.13. Adjusted net income and adjusted earnings per share for the first quarter of 2006 are non-GAAP measures that exclude a $1.9 million charge related to the change in the fair value of the Company’s series B warrants and $0.5 million in accretion related to preferred stock. Please refer to the exhibit to this press release for a reconciliation of adjusted net income and adjusted earnings per share to net income and earnings per share, respectively, for 2006.
Cash and cash equivalents were $49.1 million at March 31, 2007, a decrease of $26.5 million from December 31, 2006 mainly as a result of the repayment of $18.2 million of term debt and capital expenditures of $7.3 million.
Comments on the First Quarter
“IPG has continued to solidly execute on its business plan in the first quarter of 2007 as we reported another quarter of strong top- and bottom-line performance,” said Dr. Valentin Gapontsev, IPG Photonics’ Chief

IPGP Q1 Results/2
Executive Officer. “Our first-quarter growth was driven by increased sales of fiber lasers into the materials processing market, particularly our high-power kilowatt lasers in automotive cutting and welding, as well as our pulsed lasers for marking applications,” continued Dr. Gapontsev.
“Leverage in our operating model drove substantially improved financial results, particularly a 48% increase in operating income,” stated Dr. Gapontsev. “We continue to make important progress on our growth strategy, including displacing existing laser technologies as our fiber laser products gain traction with a growing number of customers.”
Outlook
For the second quarter of 2007, IPG Photonics expects revenues in the range of $42 million to $45 million. The Company anticipates earnings per diluted share in the range of $0.14 to $0.17 based on 45,602,000 common shares, which includes 42,909,000 basic common shares outstanding and 2,693,000 potentially dilutive options.
“We remain enthusiastic about our prospects for strong performance throughout 2007. We are executing well on our strategy and demand for our products remains robust,” concluded Dr. Gapontsev.
Conference Call Reminder
The Company will hold a conference call to review its financial results and business highlights today, Tuesday, May 8 at 10:00 a.m. ET. To listen to the conference call, dial (913) 981-5534 or (800) 289-0546. In addition, the conference call will be available to interested parties through a live audio Internet broadcast at www.ipgphotonics.com. The call will be archived and accessible on the Company’s website for six months shortly after the conclusion of the call.
Use of Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release contains non-GAAP financial measures of adjusted net income and adjusted earnings per share for 2006, in each case excluding the impact of the fair value adjustment to the series B warrants and preferred stock accretion. The Company believes that the inclusion of these non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of growth in the Company’s core operating results and future prospects, and can also help investors who wish to make comparisons between IPG Photonics and other companies. IPG Photonics management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring its core operating performance and comparing such performance to that of prior periods and to the performance of the Company’s competitors. These measures also are used by management in its financial and operating decision-making.
The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies. Although non-GAAP financial measures used in this release exclude the accounting treatment of the fair value adjustment to the series B warrants and preferred stock accretion, these non-GAAP measures should not be relied upon independently, as they do not reflect the impact that these items have on the Company’s operating results. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the exhibit to this press release.
About IPG Photonics Corporation
IPG Photonics is a leading global manufacturer of high-performance fiber lasers and amplifiers for diverse

IPGP Q1 Results/3
applications in numerous markets, such as materials processing, communications, medical, and scientific and research. Founded in 1990, IPG Photonics pioneered the development and commercialization of optical fiber-based lasers, a new generation of lasers that combine the advantages of semiconductor diodes with the high amplification and precise beam qualities of specialty optical fibers. Fiber lasers deliver superior performance, reliability and usability at a lower total cost of ownership compared with conventional lasers, allowing end-users to increase productivity and lower operating costs. Headquartered in Oxford, Massachusetts, IPG has additional plants in Germany, Russia and Italy, and regional sales offices in Michigan, Japan, China, South Korea, India and the United Kingdom. For more information on IPG Photonics, please visit www.ipgphotonics.com.
Safe Harbor Statement
Information and statements provided by the Company and its employees, including statements in this press release, that relate to future plans, events or performance are forward-looking statements. These statements involve risks and uncertainties. Any statements in this press release that are not statements of historical fact are forward-looking statements, including, but not limited to, those relating to increasing demand for the Company’s products, growth rates, and displacing existing laser technologies, achieving strong performance in 2007, and the Company’s revenue and EPS guidance for the second quarter of 2007. Factors that could cause actual results to differ materially include risks and uncertainties, including risks associated with the Company’s ability to penetrate new applications for fiber lasers and increase market share, the rate of acceptance and penetration of IPG’s products, effective management of growth, level of fixed costs from its vertical integration, intellectual property infringement claims and litigation, interruption in supply of key components, contract cancellations, manufacturing risks, competitive factors including declining average selling prices, building and expanding field service and support operations, uncertainties pertaining to customer orders, demand for products and services, development of markets for the Company’s products and services and other risks identified in the Company’s SEC filings. Readers are encouraged to refer to the risk factors described in the Company’s Annual Report on Form 10-K (filed with the SEC on March 27, 2007) and its periodic reports filed with the SEC, as applicable. Actual results, events and performance may differ materially. Readers are cautioned not to rely on the forward-looking statements, which speak only as of the date hereof.
The Company undertakes no obligation to update the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
IPGP-G

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IPG PHOTONICS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2007	2006
	(in thousands, except per share data) (unaudited)
NET SALES	$41,753	$32,743
COST OF SALES	22,422	20,278

GROSS PROFIT	19,331	12,465

OPERATING EXPENSES:
Sales and marketing	1,909	1,080
Research and development	2,129	1,235
General and administrative	4,241	2,659

Total operating expenses	8,279	4,974

OPERATING INCOME	11,052	7,491

OTHER (EXPENSE) INCOME, Net:
Interest income (expense), net	396	(355)
Fair value adjustment to Series B Warrants		(1,862)
Other income, net	44	8

Total other expense	440	(2,209)

INCOME BEFORE PROVISION FOR INCOME TAXES AND MINORITY INTERESTS IN CONSOLIDATED SUBSIDIARIES	11,492	5,282
PROVISION FOR INCOME TAXES	(4,507)	(1,927)
MINORITY INTERESTS IN CONSOLIDATED SUBSIDIARIES	(372)	(288)

NET INCOME	6,613	3,067

NET INCOME PER SHARE:
Basic	$0.15	$0.08
Diluted	$0.15	$0.07
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	42,909	26,771
Diluted	45,602	30,658
ADJUSTED EARNINGS PER SHARE*	$0.15	$0.13
ADJUSTED SHARES OUTSTANDING*	45,602	38,164

*	Please refer to the exhibit to this press release for a reconciliation of adjusted earnings per share to earnings per share, respectively.

IPGP Q1 Results/5
IPG PHOTONICS CORPORATION
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2007	2006
ASSETS	(in thousands, except share data)
CURRENT ASSETS:	(unaudited)
Cash and cash equivalents	$49,129	$75,667
Accounts receivable, net	24,413	22,353
Inventories, net	45,167	42,162
Prepaid expenses and other current assets	9,182	6,666
Deferred income taxes	5,548	9,591

Total current assets	133,439	156,439
DEFERRED INCOME TAXES	7,305	3,801
PROPERTY, PLANT, AND EQUIPMENT, Net	73,826	67,153
OTHER ASSETS	5,854	5,099

TOTAL	$220,424	$232,492

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Revolving line-of-credit facilities	$848	$2,603
Current portion of long-term debt	—	8,299
Accounts payable	8,640	7,640
Accrued expenses and other liabilities	13,980	13,940
Income taxes payable	7,516	8,289

Total current liabilities	30,984	40,771

DEFERRED INCOME TAXES	218	232

LONG-TERM DEBT	20,000	30,068

COMMITMENTS AND CONTINGENCIES
MINORITY INTERESTS	3,199	2,827

STOCKHOLDERS’ EQUITY:
Common stock	4	4
Additional paid-in capital	271,363	271,122
Notes receivable from stockholders	(23)	(23)
Accumulated deficit	(113,779)	(120,392)
Accumulated other comprehensive income	8,458	7,883

Total stockholders’ equity	166,023	158,594

TOTAL	$220,424	$232,492

	March 31,
RECONCILIATION OF BASIC EPS TO ADJUSTED EPS — FOR THREE MONTHS ENDED	2006	EPS
	(in thousands, except for per share data)
Reconciliation of shares used to calculate adjusted EPS
Weighted average basic shares outstanding	26,771
Total common shares issued upon conversion of preferred stock	9,295
Potentially dilutive options	2,098

Adjusted common equivalent shares outstanding	38,164

Net income allocable to common stockholders used to calculate basic EPS	$2,174	$0.08
Anti-dilutive and dilutive effect of additional shares on basic EPS		(0.02)
Accretion of preferred stock	518	0.01
Income attributable to preferred stock	375	0.01

Net income	$3,067	$0.08
Fair value adjusment to series B warrants	1,862	0.05

Adjusted net income	$4,929	$0.13